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                                                                     Exhibit 5.1



                         [Choate, Hall & Stewart Letterhead]


                                            November 5, 1997


Friendly Ice Cream Corporation
1855 Boston Road
Wilbraham, MA  01095

    RE:  Friendly Ice Cream Corporation Registration Statement on Form S-1
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Dear Ladies and Gentlemen:

    We have served as special Massachusetts counsel to Friendly Ice Cream Corporation, a Massachusetts corporation (the "Company"), in connection with the registration of 5,750,000 shares of Common Stock, par value $0.01 per share, of the Company (the "Shares") and the sale of such Shares to the public pursuant to an underwriting agreement (the "Underwriting Agreement") to be entered into between the Company and the underwriters party thereto.

    In connection with our representation, we have examined the corporate records of the Company, including its Articles of Organization, its By-Laws, and other corporate records and documents and have made such other examinations as we consider necessary to render this opinion. For purposes of our opinion set forth in paragraphs (ii) and (iii) below, we have assumed (a) the filing with the Secretary of the Commonwealth of Massachusetts of Restated Articles of Organization of the Company which, among other things, increase the number of authorized shares of Common Stock, par value $0.01 per share, of the Company to 50,000,000 shares and (b) the effectiveness of the 923.6442 for one stock split described under "Prospectus Summary" in the prospectus included in the registration statement, which will occur contemporaneously with the execution and delivery of the Underwriting Agreement. Based upon the foregoing, it is our opinion that:

    (i) the Company is a corporation duly organized and validly existing in good standing under the laws of the Commonwealth of Massachusetts;


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Friendly Ice Cream Corporation
November 5, 1997
Page 2


    (ii) the Shares to be sold by the certain selling stockholders pursuant to the Underwriting Agreement have been validly issued and are fully paid and non-assessable; and

    (iii) the Shares to be sold by the Company will be validly issued and, assuming such Shares are sold pursuant to the terms of the Underwriting Agreement, fully paid and non-assessable.

    We consent to the filing of this opinion as an exhibit to the registration statement referred to above and to all references to this firm in such registration statement.


                                            Sincerely,

                                            /s/ Choate, Hall & Stewart
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                                            Choate, Hall & Stewart